Exhibit 4.3

THE DIAGEO PLC 2008 SENIOR EXECUTIVE SHARE OPTION PLAN

Approved by shareholders of the Company on 15 October 2008

Adopted by the Remuneration Committee of the Company on 15 October 2008

HMRC Reference (Part A only): X103011

The Plan is a discretionary benefit offered by the Diageo Group for the benefit of its employees.  Its main purpose is to increase the interest of the employees in Diageo plc’s long-term business goals and performance through share ownership.  The Plan is an incentive for the employees’ future performance and commitment to the goals of the Diageo Group.

Shares purchased under the Plan, any cash received under the Plan and any gains made by exercising options granted under the Plan are not part of salary for any purpose (except to any extent required by statute).

It is intended that the Plan will be offered for the first time in 2008 in selected countries.  The remuneration committee of Diageo plc shall have the right to decide, in its sole discretion, whether or not further options will be offered in the future and to which employees those options will be granted.

Participating in the Plan is an investment opportunity distinct from any employment contract.  Participation in the Plan entails the risks associated with an investment.  An individual who participates in the Plan is treated as being aware of such risks and accepts such risks of his own free will.

The detailed rules of the Plan are set out in this document.

PART A - HMRC APPROVED

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           In the Plan, unless the context otherwise requires:

“Committee” means the remuneration committee of the board of directors of the Company (or, on and after the occurrence of a corporate event described in Rule 7 (Takeovers and other corporate events), the remuneration committee of the board of directors of the Company as constituted immediately before such event occurs) and any duly appointed individual or committee appointed by the remuneration committee;

“Company” means Diageo plc (registered in England and Wales with registered number 23307);

“Control” means control within the meaning of section 719 of ITEPA;

“Grant Date” means the date on which an Option is granted;

“Group Member” means:

(a)                                      a Participating Company or a body corporate which is the Company’s holding company (within the meaning of section 1159 of the Companies Act 2006) or a subsidiary (also within the meaning of section 1159 of that Act) of the Company’s holding company;

(b)                                     a body corporate which is a subsidiary undertaking (within the meaning of section 1162 of that Act) of a body corporate within paragraph (a) above and has been designated by the Committee for this purpose; and

(c)                                      any other body corporate in relation to which a body corporate within paragraph (a) or (b) above is able (whether directly or indirectly) to exercise 15% or more of its equity voting rights and has been designated by the Committee for this purpose;

“HMRC” means H.M. Revenue & Customs;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“Listing Rules” means the Listing Rules published by the UKLA;

“London Stock Exchange” means London Stock Exchange plc or any successor to that company;

“Option” means a right to acquire Shares granted under the Plan;

“Participant” means a person who holds an Option including his personal representatives;

“Participating Company” means the Company or any Subsidiary;

“Performance Condition” means an objective condition related to performance which is specified by the Committee under Rule 3.1 (Terms of grant);

“Plan” means the Diageo plc 2008 Senior Executive Share Option Plan as amended from time to time;

“Rule” means a rule of the Plan;

“Schedule 4” means Schedule 4 to ITEPA;

“Shares” means fully paid ordinary shares in the capital of the Company which satisfy the requirements of paragraphs 16 to 20 of Schedule 4 (fully paid up, unrestricted ordinary share capital) unless Rule 5.11 (Shares ceasing to satisfy Schedule 4 requirements) applies;

“Subsidiary” means a body corporate which is a subsidiary (within the meaning of section 1159 of the Companies Act 2006) of the Company and of which the Company has Control;

“Tax Liability” means any amount of tax or social security contributions for which a Participant would or may be liable and for which any Group Member or former Group Member would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant authority;

“UKLA” means the United Kingdom Listing Authority;

and expressions not defined in Part A of the Plan have the same meanings as they have in Schedule 4.

1.2                           Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3                           Expressions in italics and headings are for guidance only and do not form part of the Plan.

2.                                 ELIGIBILITY

2.1                           General rule on eligibility

Subject to Rule 2.3 (Individuals not eligible), an individual is eligible to be granted an Option only if he is a full-time director or qualifying employee as defined in Rule 2.2.

2.2                           Individuals eligible

For the purposes of Rule 2.1:

(a)                                      a full-time director is an individual who is a director of a Participating Company and is obliged to devote not less than 25 hours a week (excluding meal breaks) to the performance of the duties of his office or employment with that and any other Participating Company; and

(b)                                     a qualifying employee is an employee of a Participating Company (except an employee who is a director of a Participating Company).

2.3                           Individuals not eligible

An individual is not eligible to be granted an Option at any time when he is not eligible to participate in the Plan by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

3.                                 GRANT OF OPTIONS

3.1                           Terms of grant

Subject to Rule 3.5 (Timing of grant), Rule 3.7 (Approvals and consents) and Rule 4 (Limits), the Committee may resolve to grant an Option on:

(a)                                      the terms set out in Part A of the Plan; and

(b)                                     such additional terms (whether a Performance Condition and/or any other terms) as the Committee may specify to any person who is eligible to be granted an Option under Rule 2 (Eligibility).

3.2                           Method of grant

An Option shall be granted by deed executed by the Company.

3.3                           Method of satisfying Options

Unless specified to the contrary by the Committee at the time of grant of an Option, an Option may be satisfied:

(a)                                      by the issue of new Shares; and/or

(b)                                     by the transfer of treasury Shares; and/or

(c)                                      by the transfer of Shares (other than the transfer of treasury Shares).

The Committee may decide to change the way in which it is intended that an Option may be satisfied after it has been granted, having regard to the provisions of Rule 4 (Limits).

3.4                           Option price

The Committee shall decide before an Option is granted the price at which Shares may be acquired by the exercise of that Option, but the price shall not be less than:

(a)                                      if Shares are quoted in the London Stock Exchange Daily Official List, the average of the middle-market quotation of the Shares (as derived from that List) for the 3 dealing days before the Grant Date (or on such other dealing day(s) as may be agreed with HMRC) provided such dealing day(s) do not fall within any period when dealings in Shares are prohibited under the Company’s share dealing code;

(b)                                     if Rule 3.4(a) does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of Shares, as agreed in advance for the purposes of the Plan with HMRC Shares and Assets Valuation, on the Grant Date (or such other day(s) as may be agreed with HMRC); and

(c)                                      in the case of an Option to acquire Shares only by subscription, the nominal value of those Shares.

3.5                           Timing of grant

Subject to Rule 3.7 (Approvals and consents), an Option may only be granted:

(a)                                      within the period of 6 weeks beginning with:

(i)                        the day on which the Plan is approved by shareholders of the Company; or

(ii)                     the dealing day after the day on which the Company announces its results for any period; or

(b)                                     at any other time when the Committee considers that circumstances are sufficiently exceptional to justify its grant but an Option may not be granted:

(c)                                      under Part A of the Plan before the day on which Part A of the Plan is approved by HMRC under Schedule 4; or

(d)                                     after [14 October 2018] (that is, the expiry of the period of 10 years beginning with the date on which the Plan is approved by shareholders of the Company).

3.6                           Non-transferability and bankruptcy

An Option granted to any person:

(a)                                      shall not be transferred, assigned, charged or otherwise disposed of (except on his death to his personal representatives) and shall lapse immediately on any attempt to do so; and

(b)                                     shall lapse immediately if he is declared bankrupt.

3.7                           Approvals and consents

The grant of any Option shall be subject to obtaining any approval or consent required under the Listing Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers, or any other relevant UK or overseas regulation or enactment.

3.8                           Shareholding condition

The Committee may decide that it shall be a condition of the grant of an Option that an individual eligible to be granted an Option shall have held beneficially a number of Shares determined by the Committee for such period as the Committee decides.  If the Committee decides to set such a shareholding condition, it must notify the individual of the condition no later than 3 calendar months before the beginning of the financial year in which it is intended to grant the Option.

4.                                 LIMITS

4.1                           5% in 10 years limit

An Option shall not be granted in any calendar year if, at the time of its proposed Grant Date, it would cause the number of Shares allocated (as defined in Rule 4.3) in the period of 10 calendar years ending with that calendar year under the Plan and under any other executive share plan adopted by the Company to exceed such number as represents 5% of the ordinary share capital of the Company in issue at that time.

4.2                           10% in 10 years limit

An Option shall not be granted in any calendar year if, at the time of its proposed Grant Date, it would cause the number of Shares allocated (as defined in Rule 4.3) in the period of 10 calendar years ending with that calendar year under the Plan and under any other employee share plan adopted by the Company to exceed such number as represents 10% of the ordinary share capital of the Company in issue at that time.

4.3                           Meaning of “allocated”

For the purposes of Rules 4.1 and 4.2:

(a)                                      Shares are allocated:

(i)                     when an option, award or other contractual right to acquire unissued Shares or treasury shares is granted;

(ii)                  where Shares are issued or treasury shares are transferred other than in respect of an option, award or other contractual right to acquire Shares, when those Shares are issued or treasury shares transferred;

(b)                                     any Shares which have been issued or which may be issued (or any Shares transferred out of treasury or which may be transferred out of treasury) to any trustees to satisfy the exercise of any option, award or other contractual right  shall be treated as “allocated” unless they are already treated as allocated under this Rule; and

(c)                                      for the avoidance of doubt, existing Shares other than treasury shares that are transferred or over which options, awards or other contractual rights are granted shall not count as “allocated”.

4.4                           Post-grant events affecting numbers of “allocated” Shares

For the purposes of Rule 4.3:

(a)                                      where:

(i)                        any option, award or other contractual right to acquire unissued Shares or treasury shares is released or lapses (whether in whole or in part); or

(ii)                     after the grant of an option, award or other contractual right the Committee determines that:

(aa)          where an amount is normally payable on its exercise it shall be satisfied without such payment but instead by the payment of cash equal to the gain made on its exercise; or

(bb)        it shall be satisfied by the transfer of existing Shares (other than Shares transferred out of treasury)

the unissued Shares or treasury shares which consequently cease to be subject to the option, award or other contractual right shall not count as allocated; and

(b)                                     the number of Shares allocated in respect of an option, award or other contractual right shall be such number as the Committee shall reasonably determine from time to time.

4.5                           Changes to investor guidelines

Treasury shares shall cease to count as “allocated” Shares for the purposes of Rule 4.3 if institutional investor guidelines cease to require such Shares to be so counted.

4.6                           Individual limit

(a)                                      Subject to Rule 4.7 (HMRC limit), the maximum total market value of Shares (calculated as set out in this Rule) over which Options may be granted to any employee during any financial year of the Company is 375% of his salary (as defined in this Rule), unless Rule 4.6(b) applies.

(b)                                     If the Committee decides that exceptional circumstances exist in relation to the recruitment or retention of an employee when the maximum total market value of Shares over which Options may be granted to that employee during a financial year of the Company is such higher percentage of his salary (as defined in this Rule) as the Committee may determine.

For the purpose of this Rule 4.6:

(c)                                      an employee’s salary shall be taken to be his base salary (excluding benefits in kind), expressed as an annual rate payable by the Participating Companies to him on the Grant Date (or on such other date as the Committee shall reasonably determine).  Where a payment of salary is made in a currency other than sterling, the payment shall be treated as equal to the equivalent amount of sterling determined by using any rate of exchange which the Committee may reasonably select; and

(d)                                     the market value of the Shares over which an Option is granted shall be calculated:

(i)                        for an Option, on the days by reference to which the price at which Shares may be acquired by the exercise of that Option was determined under Rule 3.4 (Option price); and

(ii)                     for an option granted under any other share option plan approved by HMRC under Schedule 4, at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 22 of Schedule 4, such earlier time or times as may be provided in that agreement.

4.7                           HMRC limit

No person shall be granted an Option which would, at the time it is granted, cause the total market value of the Shares (calculated as set out in Rule 4.6(b)) which he may acquire as a result of options granted to him (and not exercised) under:

(a)                                      Part A of the Plan; and

(b)                                     any other share option plan approved under Schedule 4 and established by the Company or by any associated company of the Company to exceed £30,000 (or such other limit as may from time to time be imposed by Schedule 4).

4.8                           Effect of limits

Any Option shall be limited and take effect so that the limits in this Rule 4 are complied with.

5.                                 EXERCISE OF OPTIONS

5.1                           General prohibition on exercise before third anniversary of the Grant Date

An Option may only be exercised on or after the third anniversary of the Grant Date except where Rule 6 (Leavers and deceased Participants), Rule 7.1 (General offers), Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

5.2                           Performance Condition and other exercise conditions

An Option may only be exercised:

(a)                                      to the extent that the Performance Condition is satisfied; and

(b)                                     as permitted by any other term specified under Rule 3.1(b).

The Option shall lapse regardless of any other Rule to the extent the Performance Condition is not satisfied.

5.3                           Restrictions on exercise:  regulatory and tax issues

An Option may not be exercised unless the following conditions are satisfied:

(a)                                      the exercise of the Option and the issue or transfer of Shares after such exercise would be lawful in all relevant jurisdictions and in compliance with the Listing Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation or enactment;

(b)                                     if a Tax Liability would arise by virtue of the exercise of the Option, then, unless the Participant agrees with the Committee to fund all or part of the Tax Liability in a different manner, the Participant authorises the Company to sell or procure the sale of sufficient Shares on his behalf to ensure that any relevant Group Member receives the amount required to discharge the Tax Liability;

(c)                                      the Participant has entered into such arrangements as the Committee requires by way of agreement or election under Paragraphs 3A and 3B (respectively) of Schedule 1 of the Social Security Contributions and Benefits Act 1992 to satisfy a Group Member’s liability to social security contributions in respect of the exercise of the Option; and

(d)                                     if the Participant will exercise the Option in circumstances which will give rise to a Tax Liability and the Committee requires, the Participant has entered into, or agreed to enter into, a valid election under Part 7 of ITEPA (Employment income:  elections to disapply tax charge on restricted securities).

For the purposes of this Rule 5.3, references to Group Member include any former Group Member.

5.4                          Restriction on exercise: material interest in a close company

A Participant shall not be eligible to exercise an Option at any time when he is not eligible to participate in Part A of the Plan by virtue of paragraph 9 of Schedule 4 (material interest in close company).

5.5                          Long stop date for exercise

An Option may not in any circumstances (and regardless of any other Rule) be exercised after the expiry of 10 years beginning with the Grant Date (or such shorter period beginning with the Grant Date as the Committee may have decided before the grant of that Option) and if not exercised shall lapse at the end of such period.

5.6                          Exercise in whole or in part

An Option may be exercised to the maximum extent possible at the time of exercise or over such fewer number of Shares as the Participant decides.

5.7                          Method of exercise

The exercise of any Option shall be effected in the form and manner prescribed by the Committee and subject to the prior approval of HMRC.  Unless the Committee, acting fairly and reasonably, determines otherwise, any notice of exercise shall, subject to Rules 5.3 and 5.4 (Restrictions on exercise), take effect only when the Company receives it, together with:

(a)                                      payment of the relevant price at which Shares can be acquired under the Option (or, if the Committee so permits, an undertaking to pay that amount); and

(b)                                     if a Tax Liability arises and if a Participant decides to satisfy the Tax Liability other than by selling Shares pursuant to the authority in Rule 5.3(b), an agreement relating to the payment of the Tax Liability having been entered into.

5.8                          Restriction on use of unissued Shares and treasury shares

No Shares may be issued or treasury shares transferred to satisfy the exercise of any Option to the extent that such issue or transfer would cause the number of Shares allocated (as defined in Rule 4.3 (Meaning of “allocated”) and adjusted under Rule 4.4

(Post-grant events affecting numbers of “allocated” Shares)) to exceed the limits in Rules 4.1 (5 % in 10 years limit) and 4.2 (10 % in 10 years limit) except where there is a variation of share capital of the Company which results in the number of Shares so allocated exceeding such limits solely by virtue of that variation.

5.9                          Allotment and transfer timetable

Within 30 days after an Option has been exercised by a Participant, the Committee shall allot to him (or a nominee for him) or, if appropriate, transfer or procure the transfer to him (or a nominee for him) of the number of Shares in respect of which the Option has been exercised.

5.10                    Share rights

All Shares allotted under the Plan shall rank equally in all respects with Shares then in issue except for any rights attaching to such Shares by reference to a record date before the date of allotment.  Where Shares are transferred under the Plan after the exercise of an Option, Participants will be entitled to any rights attaching to such Shares by reference to a record date on or after the date of such transfer.

5.11                    Shares ceasing to satisfy Schedule 4 requirements

If at any time the Shares cease to satisfy the requirements of paragraphs 16 to 20 of Schedule 4 (fully paid up, unrestricted, ordinary share capital):

(a)                                      an Option may be exercised regardless of that fact (but subject to the other provisions of the Plan); and

(b)                                     the Company shall notify HMRC as soon as practicable (which may withdraw its approval of Part A of the Plan under Schedule 4).

6.                                LEAVERS AND DECEASED PARTICIPANTS

6.1                          Deceased Participants

If a Participant dies at a time when either he is a director or employee of a Group Member or he is or may be entitled to exercise the Option under Rule 6.2 (Retirement, ill-health, injury, disability, redundancy and transfer out of the Group) or Rule 6.4 (Cessation of employment in other circumstances), the following provisions apply:

(a)                                      any Option granted to him that is already capable of exercise at the time of death shall, subject to Rules 5.3 and 5.4 (Restrictions on exercise), continue to be capable of exercise by his personal representatives for a period of 12 months after his death and if not exercised shall lapse at the end of that period;

(b)                                     any other Option granted to him may, subject to Rules 5.3 and 5.4 (Restrictions on exercise) and the remainder of this Rule, be exercised by his personal representatives during the period of 12 months after his death and if not exercised shall lapse at the end of that period; and

(c)                                      in both cases (a) and (b) above the period for exercise shall be shortened if Rule 5.5 (Long stop date for exercise), Rule 7.1 (General offers), Rule 7.2

(Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

For the purposes of this Rule, the Committee shall determine the number of Shares over which the Option becomes exercisable by:

(i)                                         applying the Performance Condition and any other term specified by the Committee on the Grant Date; and

(ii)                                      reducing the number of Shares pro rata to reflect any unexpired part of the period of 3 years after the Grant Date as at the time that the Participant ceases to be a director or employee unless the Committee, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares is inappropriate in any particular case when it shall increase the number of Shares to such higher number as it decides (provided that the number does not exceed the number of Shares determined under paragraph (i) above).

6.2                          Retirement, ill-health, injury, disability, redundancy and transfer out of the Group

If a Participant ceases to be a director or employee of a Group Member by reason of:

(a)                                      retirement with the agreement of his employer;

(b)                                     ill-health, injury or disability (evidenced to the satisfaction of his employer);

(c)                                      redundancy (within the meaning of the Employment Rights Act 1996) or any overseas equivalent; or

(d)                                     his office or employment being either with a company which ceases to be a Group Member or relating to a business or part of a business which is transferred to a person who is not a Group Member the following provisions apply:

(e)                                      any Option granted to him that is already capable of exercise at the date of cessation shall, subject to Rules 5.3 and 5.4 (Restrictions on exercise) and Rule 6.1 (Deceased Participants), continue to be capable of exercise for a period of 6 months after the date of cessation and if not exercised shall lapse at the end of that period;

(f)                                        any other Option granted to him may, subject to Rules 5.3 and 5.4 (Restrictions on exercise), Rule 6.1 (Deceased Participants) and the remainder of this Rule, be exercised during the period of 6 months after the third anniversary of the Grant Date, unless the Committee decides that his Option may be exercised during such period immediately following the date of cessation as the Committee may determine (not being greater than 42 months after the Grant Date) and if not exercised shall lapse at the end of that period; and

(g)                                     in both cases (e) and (f) above, the period for exercise shall be shortened if Rule 5.5 (Long stop date for exercise), Rule 7.1 (General offers), Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

For the purposes of this Rule, the Committee shall determine the number of Shares over which the Option becomes exercisable by:

(i)                                         applying the Performance Condition and any other term specified by the Committee on the Grant Date; and

(ii)                                      reducing the number of Shares pro rata to reflect any unexpired part of the period of 3 years after the Grant Date as at the time that the Participant ceases to be a director or employee unless the Committee, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares is inappropriate in any particular case when it shall increase the number of Shares to such higher number as it decides (provided that the number does not exceed the number of Shares determined under paragraph (i) above).

6.3                          Specified Retirement Age

For the purposes of paragraph 35A of Schedule 4, the specified retirement age shall be 55.

6.4                          Cessation of employment in other circumstances

If a Participant ceases to be a director or employee of a Group Member for any reason other than those specified in Rule 6.1 (Deceased Participants), and Rule 6.2 (Retirement, ill-health, injury, disability, redundancy and transfer out of the Group), the following provisions apply:

(a)                                      any Option granted to him may not be exercised at all and shall lapse on such cessation unless the Committee, acting fairly and reasonably, decides it may be exercised under this Rule 6.4;

(b)                                     if the Committee permits the Option to be exercised then it may, subject to Rule 5.3 and Rule 5.4 (Restrictions on exercise), Rule 6.1 (Deceased Participants) and the remainder of this Rule, be exercised during the period of 6 months after the third anniversary of the Grant Date, unless the Committee decides that his Option may be exercised during such period immediately following the date of cessation as the Committee may determine (not being greater than 42 months after the Grant Date) and if not exercised shall lapse at the end of that period; and

(c)                                      the period for exercise referred to in (b) above shall be shortened if Rule 5.5 (Long stop date for exercise), Rule 7.1 (General offers), Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

For the purposes of this Rule, the Committee shall determine the number of Shares over which the Option becomes exercisable by:

(i)                                         applying the Performance Condition and any other term specified by the Committee on the Grant Date; and

(ii)                                      reducing the number of Shares pro rata to reflect any unexpired part of the period of 3 years after the Grant Date as at the time that the Participant ceases to be a director or employee unless the Committee, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares is inappropriate in any particular case when it shall increase the number of Shares to such higher number as it decides (provided that the number does not exceed the number of Shares determined under paragraph (i) above).

6.5                          Meaning of ceasing employment

A Participant shall not be treated for the purposes of this Rule 6 as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member.  Any Participant who ceases to be such a director or employee before exercising an Option in circumstances where he retains a statutory right to return to work then he shall be treated as not having ceased to be such a director or employee until such time (if at all) as he ceases to have such a right to return to work while not acting as an employee or director.

7.                                TAKEOVERS AND OTHER CORPORATE EVENTS

7.1                          General offers

If any person (or any group of persons acting in concert):

(a)                                      obtains Control of the Company as a result of making a general offer to acquire shares in the Company; or

(b)                                     having obtained Control of the Company makes such an offer and such offer becomes unconditional in all respects the Committee shall within 7 days of becoming aware of that event notify every Participant of it and, subject to Rules 5.3 and 5.4 (Restrictions on exercise), Rule 5.5 (Long stop date of exercise), Rule 6 (Leavers and deceased Participants) and Rule 7.7 (Internal reorganisations), any Option may be exercised within 1 month (or such longer period not exceeding 6 months as the Committee may permit) of such notification, provided that or to the extent that the Performance Condition is satisfied on the occurrence of such an event and Rule 7.6 (Reduction in number of Shares) shall apply.

7.2                          Compulsory acquisition, schemes of arrangement and winding up

In the event that:

(a)                                      any person becomes bound or entitled to acquire shares in the Company under sections 979 to 985 of the Companies Act 2006;

(b)                                     under section 899 of the Companies Act 2006 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies;

(c)                                      the Company passes a resolution for a voluntary winding up of the Company; or

(d)                                     an order is made for the compulsory winding up of the Company an Option may, subject to Rules 5.3 and 5.4 (Restrictions on exercise), Rule 5.5 (Long stop date for exercise), Rule 6 (Leavers and deceased Participants) and Rule 7.7 (Internal reorganisations), be exercised within 1 month of such event, provided that or to the extent that the Performance Condition is satisfied on the occurrence of such an event and Rule 7.6 (Reduction in number of Shares) shall apply, but to the extent that the Option is not exercised within that period, it shall (regardless of any other provision of the Plan) lapse at the end of that period.

7.3                          Demerger and similar events

If a demerger, special dividend or other similar event (the “Relevant Event”) is proposed which, in the opinion of the Committee, would affect the market price of Shares to a material extent, then the Committee may, at its discretion and acting fairly and reasonably, decide that the following provisions will apply:

(a)                                      the Committee shall, as soon as reasonably practicable after deciding to apply these provisions, notify a Participant that, subject to Rules 5.3 and 5.4 (Restrictions on exercise), Rule 5.5 (Long stop date of exercise), and Rule 6 (Leavers and deceased Participants), his Option may be exercised on such terms as the Committee may determine and during such period preceding the Relevant Event or on the Relevant Event as the Committee may determine provided that or to the extent that the Performance Condition is satisfied on the occurrence of such a Relevant Event and Rule 7.6 (Reduction in number of Shares) shall apply, but to the extent that the Option is not exercised within that period, it shall (regardless of any other provision of the Plan) lapse at the end of that period; and

(b)                                     if an Option is exercised in advance of and conditional upon the Relevant Event and such event does not occur then the conditional exercise shall not be effective and the Option shall continue to subsist.

7.4                          Option rollover: general provisions

If any company (the “acquiring company”):

(a)                                      obtains Control of the Company as a result of making a general offer to acquire:

(i)                        the whole of the issued ordinary share capital of the Company (other than that which is already owned by it) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii)                     all the Shares (other than those Shares already owned by it); or

(b)                                     obtains Control of the Company as a result of a compromise or arrangement sanctioned by the Court under section 899 of the Companies Act 2006; or

(c)                                      becomes bound or entitled to acquire shares in the Company under sections 979 to 985 of the Companies Act 2006 any Participant may, at any time within the relevant period specified under paragraph 26(3) of Schedule 4, by agreement with the acquiring company, release any Option granted under Part A of the Plan (the “Old Option”) in consideration of the grant to him of an Option (the “New Option”) which for the purposes of paragraph 27 of Schedule 4 is equivalent to the Old Option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4).

7.5                          Option rollover: interpretation of Rules

Where a New Option is granted under Rule 7.4 (Option rollover: general provisions) the following terms of Part A of the Plan shall, in relation to the New Option, be construed as if:

(a)                                      except for the purposes of the definitions of “Group Member”, “Participating Company” and “Subsidiary” in Rule 1.1 and the reference to the “Committee” in Rule 5.5, the expression the “Company” were defined as “a company whose shares may be acquired by the exercise of Options granted under Part A of the Plan”;

(b)                                     the Performance Condition had been satisfied (subject to any alterations made under Rule 9.5 (Alterations to the Performance Condition) including the altered Performance Condition applying to the New Option); and

(c)                                      Rule 9.2 (Shareholder approval) were omitted.

7.6                          Corporate events:  reduction in number of Shares

Where, under any of Rules 7.1 to 7.3 (Corporate events), an Option would (subject to the satisfaction of any Performance Condition) become exercisable before the end of the full period over which performance would otherwise be measured under the Performance Condition then the number of Shares over which the Option becomes exercisable shall be determined by the Committee by:

(a)                                      applying the Performance Condition and any other term specified by the Committee on the Grant Date; and

(b)                                     if the Committee, acting fairly and reasonably, decides the number of Shares shall be reduced pro rata to reflect any unexpired part of the period of 3 years after the Grant Date.

If an Option becomes exercisable under any of Rules 7.1 to 7.3 when the holder of that Option has ceased to be a director or employee of a Group Member, then the number of Shares over which the Option becomes exercisable shall be determined under Rule 6.1, 6.2 or 6.4 (whichever is relevant) in precedence over this Rule.

7.7                          Internal reorganisations

In the event that:

(a)                                      an offer (as referred to in Rule 7.1 (General offers)) is made or a compromise or arrangement (as referred to in Rule 7.2(b) (Schemes of arrangement)) is proposed which is expected to result in the Company becoming controlled by a new company (the “New Company”);

(b)                                     at least 75% of the shares in the New Company will be held by substantially the same persons who immediately before the offer or proposal was made were shareholders in the Company; and

(c)                                      the Committee and the New Company agree that this Rule should apply then an Option granted under Part A of the Plan shall not become exercisable under Rule 7.1 (General offers) or Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) but may nonetheless be released in consideration for the grant of a New Option under Rule 7.4 and, if not so released, shall then automatically lapse at the end of the relevant period specified in paragraph 26(3) of Schedule 4.

8.                                ADJUSTMENT OF OPTIONS

8.1                          General rule

Subject to Rules 8.3 (HMRC approval), in the event of any variation of the share capital of the Company, the Committee may make such adjustment as it considers appropriate under Rule 8.2 (Method of adjustment).

8.2                          Method of adjustment

An adjustment made under this Rule shall be to one or more of the following:

(a)                                      the number of Shares in respect of which any Option may be exercised;

(b)                                     subject to Rule 8.4 (Adjustment below nominal value), the price at which Shares may be acquired by the exercise of any Option; and

(c)                                      where any Option has been exercised but no Shares have been allotted or transferred after such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

8.3                          HMRC approval

At a time when Part A of the Plan is approved by HMRC under Schedule 4, no adjustment under Rule 8.2 (Method of adjustment) shall be made without the prior approval of HMRC.

8.4                          Adjustment below nominal value

An adjustment under Rule 8.2 (Method of adjustment) may reduce the price at which Shares may be subscribed for on the exercise of an Option to less than their nominal value, but only if and to the extent that the Committee is authorised:

(a)                                      to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised and which are to be allotted after such exercise exceeds the price at which the Shares may be subscribed for; and

(b)                                     to apply that sum in paying up such amount on such Shares

so that on exercise of any Option in respect of which such a reduction shall have been made the Committee shall capitalise that sum (if any) and apply it in paying up that amount.

9.                                ALTERATIONS

9.1                          General rule

Except as described in Rule 9.2 (Shareholder approval) and Rule 9.4 (Alterations to disadvantage of Participants), the Committee may at any time alter the Plan or the terms of any Option.

If an alteration which does not solely relate to the Performance Condition is made to a key feature (as defined in paragraph 30(4) of Schedule 4) of the Plan at a time when Part A of the Plan is approved by HMRC under Schedule 4, the alteration will not have effect unless and until either HMRC has approved the alteration or the Committee resolves that the alteration shall take effect even if this causes the Plan to cease to be approved under Schedule 4.

9.2                          Shareholder approval

Except as described in Rule 9.3 (Exceptions to shareholder approval), no alteration to the advantage of an individual to whom an Option has been or may be granted shall be made under Rule 9.1 (General rule on alterations) to the provisions concerning:

(a)                                      eligibility;

(b)                                     the individual limits on participation;

(c)                                      the overall limits on the issue of Shares or the transfer of treasury Shares;

(d)                                     the basis for determining a Participant’s entitlement to, and the terms of, Shares provided under the Plan;

(e)                                      the adjustments that may be made in the event of any variation of capital; and

(f)                                        the terms of this Rule 9.2

without the prior approval by ordinary resolution of the members of the Company in general meeting.

9.3                          Exceptions to shareholder approval

Rule 9.2 (Shareholder approval) shall not apply to:

(a)                                      any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member; or

(b)                                     any alteration relating to a Performance Condition made under Rule 9.5.

9.4                          Alterations to disadvantage of Participants

No alteration to the material disadvantage of any Participant (other than to any Performance Condition) shall be made under Rule 9.1 unless:

(a)                                      the Committee shall have invited every relevant Participant to indicate whether or not he approves the alteration; and

(b)                                     the alteration is approved by a majority of those Participants who have given such an indication.

9.5                          Alterations to a Performance Condition

The Committee may amend any Performance Condition without prior shareholder approval if:

(a)                                      any circumstance has arisen which causes the Committee reasonably to consider that it would be appropriate to amend the Performance Condition;

(b)                                     the altered Performance Condition will, in the reasonable opinion of the Committee, be not materially less difficult to satisfy than the unaltered Performance Condition would have been but for the circumstance in question; and

(c)                                      the Committee shall act fairly and reasonably in making the alteration.

10.                          MISCELLANEOUS

10.1                    Employment

The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in the Plan or any right which he may have to participate in it.  An individual who participates in the Plan waives any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever (and regardless of whether such termination is lawful or unlawful) insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option as a result of such termination.  Participation in the Plan shall not confer a right to continued employment upon any individual who participates in it.  The grant of an Option does not imply that any further Options will be granted nor that a Participant has any right to be granted any further Options.

10.2                    Disputes

In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or relating to the Plan, the decision of the Committee shall be final and binding upon all persons.

The exercise of any power or discretion by the Committee shall not be open to question by any person and a Participant or former Participant shall have no rights in relation to the exercise of or omission to exercise any such power or discretion.

10.3                    Notices

Any notice or other communication under or in connection with the Plan may be given:

(a)                                      by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment; or

(b)                                     in an electronic communication to their usual business address or such other address for the time being notified for that purpose to the person giving the notice; or

(c)                                      by such other method as the Committee determines.

10.4                    Third parties

No third party has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan.

10.5                    Benefits not pensionable

Benefits provided under the Plan shall not be pensionable.

10.6                    Data Protection

Each Participant consents to the collection, processing and transfer of his personal data for any purpose relating to the operation of the Plan.  This includes:

(a)                                      providing personal data to any Group Member and any third party such as trustees of any employee benefit trust, administrators of the Plan, registrars, brokers and any of their respective agents;

(b)                                     processing of personal data by any such Group Member or third party;

(c)                                      transferring personal data to a country outside the European Economic Area (including a country which does not have data protection laws equivalent to those prevailing in the European Economic Area); and

(d)                                     providing personal data to potential purchasers of the Company, the Participant’s employer or the business in which the Participant works.

10.7                    Governing law

The Plan and all Options shall be governed by and construed in accordance with the law of England and Wales and the Courts of England and Wales have exclusive jurisdiction to hear any dispute.

PART B - UNAPPROVED

1.                                DEFINITIONS AND INTERPRETATION

1.1                          In the Plan, unless the context otherwise requires:

“ADS” means an American Depositary Share being an authorised depositary security representing for the time being 4 Shares in the Company and being evidenced by an authorised depositary receipt issued by the Bank and quoted on the New York Stock Exchange;

“Bank” means The Bank of New York or such other bank as the Company may from time to time appoint to issue authorised depositary receipts;

“Committee” means the remuneration committee of the board of directors of the Company (or, on and after the occurrence of a corporate event described in Rule 7 (Takeovers and other corporate events), the remuneration committee of the board of directors of the Company as constituted immediately before such event occurs) and any duly appointed individual or committee appointed by the remuneration committee;

“Company” means Diageo plc (registered in England and Wales with registered number 23307);

“Control” means control within the meaning of section 719 of ITEPA;

“Grant Date” means the date on which an Option is granted;

“Group Member” means:

(a)                                      a Participating Company or a body corporate which is the Company’s holding company (within the meaning of section 1159 of the Companies Act 2006) or a subsidiary (also within the meaning of section 1159 of that Act) of the Company’s holding company;

(b)                                     a body corporate which is a subsidiary undertaking (within the meaning of section 1162 of that Act) of a body corporate within paragraph (a) above and has been designated by the Committee for this purpose; and

(c)                                      any other body corporate in relation to which a body corporate within paragraph (a) or (b) above is able (whether directly or indirectly) to exercise 15% or more of its equity voting rights and has been designated by the Committee for this purpose;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“Listing Rules” means the Listing Rules published by the UKLA;

“London Stock Exchange” means London Stock Exchange plc;

“New York Stock Exchange” means The New York Stock Exchange, Inc.;

“Option” means a right to acquire Shares or, where relevant, ADSs granted under the Plan;

“Participant” means a person who holds an Option including his personal representatives;

“Participating Company” means the Company or any Subsidiary;

“Performance Condition” means an objective condition related to performance which is specified by the Committee under Rule 3.1 (Terms of grant);

“Plan” means the Diageo plc 2008 Senior Executive Share Option Plan as amended from time to time;

“Rule” means a rule of the Plan;

“Shares” means fully paid ordinary shares in the capital of the Company;

“Subsidiary” means a body corporate which is a subsidiary (within the meaning of section 1162 of the Companies Act 2006) of the Company;

“Tax Liability” means any amount of tax or social security contributions for which a Participant would or may be liable and for which any Group Member or former Group Member would or may be obliged to (or would or may suffer a disadvantage if it were not to) account to any relevant authority;

“UKLA” means the United Kingdom Listing Authority;

“US Participant” means a Participant who is resident in the United States of America on the Grant Date.

1.2                          Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3                          Expressions in italics and headings are for guidance only and do not form part of the Plan.

2.                                ELIGIBILITY

An individual is eligible to be granted an Option only if he is an employee (including an executive director) of a Participating Company.

3.                                GRANT OF OPTIONS

3.1                          Terms of grant

Subject to Rule 3.6 (Timing of grant), Rule 3.8 (Approvals and consents) and Rule 4 (Limits), the Committee may resolve to grant an Option on:

(a)                                      the terms set out in Part B of the Plan; and

(b)                                     such additional terms (whether a Performance Condition and/or any other terms) as the Committee may specify to any person who is eligible to be granted an Option under Rule 2 (Eligibility).

3.2                          Grant of Option to a US Participant

Where an Option is granted under Rule 3.1 (Terms of grant) to a US Participant, such Option shall be to acquire ADSs and not Shares.

3.3                          Method of grant

An Option shall be granted by deed executed by the Company.

3.4                          Method of satisfying Options

Unless specified to the contrary by the Committee at the time of grant of an Option, an Option may be satisfied:

(a)                                      by the issue of new Shares; and/or

(b)                                     by the transfer of treasury Shares; and/or

(c)                                      by the transfer of Shares (other than the transfer of treasury Shares); or

(d)                                     in the case of an Option granted to a US Participant, by the issue or transfer of ADSs.

The Committee may decide to change the way in which it is intended that an Option may be satisfied after it has been granted, having regard to the provisions of Rule 4 (Limits).

3.5                          Option price

The Committee shall decide before an Option is granted the price at which Shares or ADSs may be acquired by the exercise of that Option, but the price shall not be less than:

(a)                                      if Shares are quoted in the London Stock Exchange Daily Official List, the average of the middle-market quotation of the Shares (as derived from that List) for the 3 dealing days before the Grant Date (or on such other dealing day(s) as the Committee may decide) provided such dealing day(s) do not fall within any period when dealings in Shares are prohibited under the Company’s share dealing code;

(b)                                     if the Option is granted over ADSs, the average of the closing prices of the ADSs on the New York Stock Exchange for the 3 New York Stock Exchange trading days before the Grant Date; or

(c)                                      if Rule 3.5(a) or (b) (as appropriate) does not apply, the market value of the Shares or ADSs as determined by the Committee;

(d)                                     in the case of an Option to acquire Shares only by subscription, the nominal value of those Shares.

3.6                          Timing of grant

Subject to Rule 3.8 (Approvals and consents), an Option may only be granted:

(a)                                      within the period of 6 weeks beginning with:

(i)                        the day on which the Plan is approved by shareholders of the Company; or

(ii)                     the dealing day after the day on which the Company announces its results for any period; or

(b)                                     at any other time when the Committee considers that circumstances are sufficiently exceptional to justify its grant but an Option may not be granted after [14 October 2018] (that is, the expiry of the period of 10 years beginning with the date on which the Plan is approved by shareholders of the Company).

3.7                          Non-transferability and bankruptcy

An Option granted to any person:

(a)                                      shall not be transferred, assigned, charged or otherwise disposed of (except on his death to his personal representatives) and shall lapse immediately on any attempt to do so; and

(b)                                     shall lapse immediately if he is declared bankrupt.

3.8                          Approvals and consents

The grant of any Option shall be subject to obtaining any approval or consent required under the Listing Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers, the listing rules of the New York Stock Exchange, or any other relevant UK or overseas regulation or enactment.

3.9                          Shareholding condition

The Committee may decide that it shall be a condition of the grant of an Option that an individual eligible to be granted an Option shall have held beneficially a number of Shares determined by the Committee for such period as the Committee decides.  If the Committee decides to set such a shareholding condition, it must notify the individual of the condition no later than 3 calendar months before the beginning of the financial year in which it is intended to grant the Option.

4.                                LIMITS

4.1                          5% in 10 year limit

An Option shall not be granted in any calendar year if, at the time of its proposed Grant Date, it would cause the number of Shares allocated (as defined in Rule 4.3) in the period of 10 calendar years ending with that calendar year under the Plan and under any other executive share plan adopted by the Company to exceed such number as represents 5% of the ordinary share capital of the Company in issue at that time.

4.2                          10% in 10 year limit

An Option shall not be granted in any calendar year if, at the time of its proposed Grant Date, it would cause the number of Shares allocated (as defined in Rule 4.3) in the period of 10 calendar years ending with that calendar year under the Plan and under any other employee share plan adopted by the Company to exceed such number as represents 10% of the ordinary share capital of the Company in issue at that time.

4.3                          Meaning of “allocated”

For the purposes of Rules 4.1 and 4.2:

(a)                                      Shares are allocated:

(i)                     when an option, award or other contractual right to acquire unissued Shares or treasury shares is granted;

(ii)                  where Shares are issued or treasury shares are transferred other than in respect of an option, award or other contractual right to acquire Shares, when those Shares are issued or treasury shares transferred;

(b)                                     any Shares which have been issued or which may be issued (or any Shares transferred out of treasury or which may be transferred out of treasury) to any trustees to satisfy the exercise of any option, award or other contractual right shall be treated as “allocated” unless they are already treated as allocated under this Rule; and

(c)                                      for the avoidance of doubt, existing Shares other than treasury shares that are transferred or over which options, awards or other contractual rights are granted shall not count as “allocated”.

4.4                          Post-grant events affecting numbers of “allocated” Shares

For the purposes of Rule 4.3:

(a)                                      where:

(i)                        any option, award or other contractual right to acquire unissued Shares or treasury shares is released or lapses (whether in whole or in part); or

(ii)                     after the grant of an option, award or other contractual right the Committee determines that:

(aa)          where an amount is normally payable on its exercise it shall be satisfied without such payment but instead by the payment of cash equal to the gain made on its exercise; or

(bb)        it shall be satisfied by the transfer of existing Shares (other than Shares transferred out of treasury)

the unissued Shares or treasury shares which consequently cease to be subject to the option, award or other contractual right shall not count as “allocated”; and

(b)                                     the number of Shares allocated in respect of an option, award or other contractual right shall be such number as the Committee shall reasonably determine from time to time.

4.5                          Changes to investor guidelines

Treasury shares shall cease to count as “allocated” Shares for the purposes of Rule 4.3 if institutional investor guidelines cease to require such Shares to be so counted.

4.6                          Individual limit

(a)                                      The maximum total market value of Shares or ADSs (calculated as set out in this Rule) over which Options may be granted to any employee during any financial year of the Company is 375% of his salary (as defined in this Rule), unless Rule 4.6(b) applies.

(b)                                     If the Committee decides that exceptional circumstances exist in relation to the recruitment or retention of an eligible employee then the maximum total market value of Shares or ADSs (calculated as set out in this Rule) over which Options may be granted to that employee during a financial year of the Company is such higher percentage of his salary (as defined in this Rule) as the Committee may determine.

(c)                                      For the purpose of this Rule 4.6:

(i)                     an employee’s salary shall be taken to be his base salary (excluding benefits in kind), expressed as an annual rate payable by the Participating Companies to him as at the Grant Date (or on such other date as the Committee shall reasonably determine).  Where a payment of salary is made in a currency other than sterling, the payment shall be treated as equal to the equivalent amount of sterling determined by using any rate of exchange which the Committee may reasonably select; and

(ii)                  the market value of the Shares or ADSs over which an Option is granted shall be calculated by reference to the price at which Shares or ADSs may be acquired by the exercise of that Option as determined under Rule 3.5 (Option price).

4.7                          Effect of limits

Any Option shall be limited and take effect so that the limits in this Rule 4 are complied with.

Where the grant of an Option under Part A of the Plan is limited solely by virtue of Rule 4.7 of that Part (HMRC limit) the grant shall be effective under this Part B of the Plan subject to the limits set out in this Part.

5.                                EXERCISE OF OPTIONS

5.1                          General prohibition on exercise before third anniversary of the Grant Date

An Option may only be exercised on or after the third anniversary of the Grant Date except where Rule 6 (Leavers and deceased Participants), Rule 7.1 (General offers), Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies or such earlier date as the Committee shall determine.

5.2                          Performance Condition and other exercise conditions

An Option may only be exercised:

(a)                                      to the extent that the Performance Condition is satisfied; and

(b)                                     as permitted by any other term specified under Rule 3.1(b).

The Option shall lapse regardless of any other Rule to the extent that the Performance Condition is not satisfied.

5.3                          Restrictions on exercise: regulatory and tax issues

An Option may not be exercised unless the following conditions are satisfied:

(a)                                      the exercise of the Option and the issue or transfer of Shares or ADSs after such exercise would be lawful in all relevant jurisdictions and in compliance with the Listing Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation or enactment;

(b)                                     if a Tax Liability would arise by virtue of the exercise of the Option then the Participant authorises the Company to sell or procure the sale of sufficient Shares or ADSs on his behalf to ensure that any relevant Group Member receives the amount required to discharge the Tax Liability except to the extent that he agrees with the Committee to fund all or part of the Tax Liability in a different manner;

(c)                                      the Participant has entered into such arrangements as the Committee requires (and where permitted in the relevant jurisdiction) to satisfy a Group Member’s liability to social security contributions in respect of the exercise of the Option; and

(d)                                     where the Committee requires, the Participant has entered into, or agreed to enter into, a valid election under Part 7 of ITEPA (Employment income:  elections to disapply tax charge on restricted securities) or any similar arrangement in any overseas jurisdiction.

For the purposes of this Rule 5.3, references to Group Member include any former Group Member.

5.4                          Long stop date for exercise

An Option may not in any circumstances (and regardless of any other Rule) be exercised after the expiry of 10 years beginning with the Grant Date (or such shorter period beginning with the Grant Date as the Committee may have decided before the grant of that Option) and if not exercised shall lapse at the end of such period.

5.5                          Exercise in whole or in part

An Option may be exercised to the maximum extent possible at the time of exercise or over such fewer number of Shares or ADSs as the Participant decides.

5.6                          Method of exercise

The exercise of any Option shall be effected in the form and manner prescribed by the Committee.  Unless the Committee, acting fairly and reasonably determines otherwise, any notice of exercise shall, subject to Rule 5.3 (Restrictions on exercise:  regulatory and tax issues) take effect only when the Company receives it, together with:

(a)                                      payment of the relevant price at which Shares or ADSs can be acquired under the Option (or, if the Committee so permits, an undertaking to pay that amount); and

(b)                                     if a Participant decides to satisfy the Tax Liability other than by selling Shares or ADSs pursuant to the authority in Rule 5.3(b), an agreement relating to the payment of the Tax Liability having been entered into.

5.7                          Restriction on use of unissued Shares and treasury shares

No Shares may be issued or treasury shares transferred to satisfy the exercise of any Option to the extent that such issue or transfer would cause the number of Shares allocated (as defined in Rule 4.3 (Meaning of “allocated”) and adjusted under Rule 4.4 (Post-grant events of affecting numbers of “allocated” Shares)) to exceed the limits in Rules 4.1 (5% in 10 year limit) and 4.2 (10% in 10 year limit) except where there is a variation of share capital of the Company which results in the number of Shares so allocated exceeding such limits solely by virtue of that variation.

5.8                          Allotment and transfer timetable

Within 30 days after an Option has been exercised by a Participant, the Board shall allot to him (or a nominee for him) or, if appropriate, transfer or procure the transfer to him (or a nominee for him) of the number of Shares or ADSs in respect of which the Option has been exercised.

5.9                          Share rights

All Shares allotted under the Plan shall rank equally in all respects with Shares then in issue except for any rights attaching to such Shares by reference to a record date before the date of allotment.

Where Shares are transferred under the Plan after the exercise of an Option, Participants will be entitled to any rights attaching to such Shares by reference to a record date on or after the date of such transfer.

5.10                    Cash alternative

Where an Option has been exercised by a Participant in respect of any number of Shares or ADSs, and those Shares or ADSs have not yet been allotted or transferred to him (or his nominee), the Committee may determine that, in substitution for his right to acquire such number of those Shares or ADSs as the Committee may decide (but in full and final satisfaction of that right), he shall be paid by way of additional employment income a sum equal to the cash equivalent (as defined in Rule 5.10(a)) of that number of Shares or ADSs in accordance with the following provisions of this Rule 5.10.

(a)                                      For the purpose of this Rule 5.10, the cash equivalent of a Share or an ADS is the amount by which the market value of that Share or ADS exceeds the option price.  The market value of a Share or ADS for this purpose is:

(i)                      if on the day of exercise, Shares are quoted in the London Stock Exchange Daily Official List, the middle-market quotation of a Share, as derived from that List, on that day; or

(ii)                   in the case of an Option granted to a US Participant, if on the day of exercise, ADSs are quoted on the New York Stock Exchange, the closing price of an ADS on the dealing day before that date; or

(iii)                if Shares or ADSs are not so quoted, such value of a Share or ADS as the Committee reasonably determines.

(b)                                     Subject to Rule 5.10(c), as soon as reasonably practicable after the Committee has determined under this Rule 5.10 that a Participant shall be paid a sum in substitution for his right to acquire any number of Shares or ADSs:

(i)                      the Company shall pay to him or procure the payment to him of that sum in cash; and

(ii)                   if he has already paid the Company for those Shares or ADSs, the Company shall return to him the amount so paid by him.

(c)                                      There shall be deducted from any payment under this Rule 5.10 such amounts (on account of tax or similar liabilities) as may be required by law or as the Committee may reasonably consider to be necessary or desirable.

(d)                                     If the Committee so decides, the whole or any part of the sum payable under Rule 5.10(b)(i) (but after any deductions under Rule 5.10(c)) shall, instead of being paid to the Participant in cash, be applied on his behalf:

(i)                      in subscribing for Shares or issuing ADSs at a price equal to the market value by reference to which the cash equivalent is calculated; or

(ii)                   in purchasing such Shares or ADSs; or

(iii)                partly in one way and partly in the other

and the Company shall allot or transfer to him (or his nominee) or procure the transfer to him (or his nominee) of the Shares so subscribed for or Shares or ADSs purchased.

5.11                    Limitation on the application of Rule 5.10

Rule 5.10 shall not apply in relation to an Option granted to a Participant in any jurisdiction where the presence of Rule 5.10 would cause:

(a)                                      the grant of the Option to be unlawful or for it to fall outside any applicable securities law exclusion or exemption; or

(b)                                     adverse tax or social security contribution consequences for the Participant or any Group Member as determined by the Board provided that this Rule 5.11 shall apply only if its application would prevent the occurrence of a consequence referred to in (a) or (b) above.

5.12                    Change of jurisdiction

If a Participant relocates to another jurisdiction before his Option becomes exercisable and, as a result of the relocation, the Participant or any Group Member would be subject to additional tax or social security on the exercise of the Option or the exercise of the Option in that other jurisdiction would be subject to any regulatory restriction, approval or consent, the Committee may determine that the Option may be:

(a)                                      exercised on such terms and during such period preceding the date on which the Participant relocates as the Committee may determine; or

(b)                                     released by the Participant for a Share Appreciation Right which shall be paid in cash under paragraph 6 of Schedule 1.

6.                                LEAVERS AND DECEASED PARTICIPANTS

6.1                          Deceased Participants

If a Participant dies at a time when either he is a director or employee of a Group Member or he is or may be entitled to exercise the Option under Rule 6.2 (Retirement, ill-health, injury, disability, redundancy and transfer out of the Group) or Rule 6.3 (Cessation of employment in other circumstances), the following provisions apply:

(a)                                      any Option granted to him that is already capable of exercise at the time of death shall, subject to Rule 5.3 (Restrictions on exercise), continue to be capable of exercise by his personal representatives for a period of 12 months after his death and if not exercised shall lapse at the end of that period;

(b)                                     any other Option granted to him may, subject to Rule 5.3 (Restrictions on exercise) and the remainder of this Rule, be exercised by his personal representatives during the period of 12 months after his death and if not exercised shall lapse at the end of that period; and

(c)                                      in both cases (a) and (b) above the period for exercise shall be shortened if Rule 5.4 (Long stop date for exercise), Rule 7.1 (General offers), Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

For the purposes of this Rule, the Committee shall determine the number of Shares or ADSs over which the Option becomes exercisable by:

(i)                                         applying the Performance Condition and any other term specified by the Committee on the Grant Date; and

(ii)                                      reducing the number of Shares or ADSs pro rata to reflect any unexpired part of the period of 3 years after the Grant Date  (or such shorter period set by the

Committee under Rule 5.1) as at the time that the Participant ceases to be a director or employee unless the Committee, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares or ADSs is inappropriate in any particular case when it shall increase the number of Shares or ADSs to such higher number as it decides (provided that the number does not exceed the number of Shares or ADSs determined under paragraph (i) above).

6.2                          Retirement, ill-health, injury, disability, redundancy and transfer out of the Group

If a Participant ceases to be a director or employee of a Group Member by reason of:

(a)                                      retirement with the agreement of his employer;

(b)                                     ill-health, injury or disability (evidenced to the satisfaction of his employer);

(c)                                      redundancy (within the meaning of the Employment Rights Act 1996) or any overseas equivalent; or

(d)                                     his office or employment being either with a company which ceases to be a Group Member or relating to a business or part of a business which is transferred to a person who is not a Group Member the following provisions apply:

(e)                                      any Option granted to him that is already capable of exercise at the date of cessation shall, subject to Rule 5.3 (Restrictions on exercise) and Rule 6.1 (Deceased Participants), continue to be capable of exercise for a period of 6 months after the date of cessation and if not exercised shall lapse at the end of that period;

(f)                                        any other Option granted to him may, subject to Rule 5.3 (Restrictions on exercise), Rule 6.1 (Deceased Participants) and the remainder of this Rule, be exercised during the period of 6 months after the third anniversary of the Grant Date, unless the Committee decides that his Option may be exercised during such period immediately following the date of cessation as the Committee may determine (not being greater than 42 months after the Grant Date) and if not exercised shall lapse at the end of that period; and

(g)                                     in both cases (d) and (e) above, the period for exercise shall be shortened if Rule 5.4 (Long stop date for exercise), Rule 7.1 (General offers), Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

For the purposes of this Rule, the Committee shall determine the number of Shares  or ADSs over which the Option becomes exercisable by:

(i)                                         applying the Performance Condition, any other term specified by the Committee on the Grant Date and any other factors considered by the Committee to be relevant to reduce the number of Shares or ADSs over which the Option becomes exercisable; and

(ii)                                      reducing the number of Shares or ADSs pro rata to reflect any unexpired part of the period of 3 years after the Grant Date  (or such shorter period set by the Committee under Rule 5.1) as at the time that the Participant ceases to be a director or employee unless the Committee, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares or ADSs is inappropriate in any particular case when it shall increase the number of Shares or ADSs to such higher number as it decides (provided that the number does not exceed the number of Shares or ADSs determined under paragraph (i) above).

6.3                          Cessation of employment in other circumstances

If a Participant ceases to be a director or employee of a Group Member for any reason other than those specified in Rule 6.1 (Deceased Participants) and Rule 6.2 (Retirement, ill-health, injury, disability, redundancy and transfer out of the Group), the following provisions apply:

(a)                                      any Option granted to him may not be exercised at all and shall lapse on such cessation unless the Committee, acting fairly and reasonably, decides it may be exercised under this Rule 6.3;

(b)                                     if the Committee permits the Option to be exercised then it may, subject to Rule 5.3 (Restrictions on exercise), Rule 6.1 (Deceased Participants) and the remainder of this Rule, be exercised during the period of 6 months after the third anniversary of the Grant Date, unless the Committee decides that his Option may be exercised during such period immediately following the date of cessation as the Committee may determine (not being greater than 42 months after the Grant Date) and if not exercised shall lapse at the end of that period; and

(c)                                      the period for exercise referred to in (b) above shall be shortened if Rule 5.4 (Long stop date for exercise), Rule 7.1 (General offers), Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) or Rule 7.3 (Demerger and similar events) applies.

For the purposes of this Rule, the Committee shall determine the number of Shares  or ADSs over which the Option becomes exercisable by:

(i)                                         applying the Performance Condition, any other term specified by the Committee on the grant Date and any other factors considered by the Committee to be relevant to reduce the number of Shares or ADSs over which the Option becomes exercisable; and

(ii)                                      reducing the number of Shares or ADSs pro rata to reflect any unexpired part of the period of 3 years after the Grant Date  (or such shorter period set by the Committee under Rule 5.1) as at the time that the Participant ceases to be a director or employee unless the Committee, acting fairly and reasonably, decides that the pro rata reduction in the number of Shares or ADSs is inappropriate in any particular case when it shall increase the number of Shares or ADSs to such higher number as it decides (provided that the number does not exceed the number of Shares or ADSs determined under paragraph (i) above).

6.4                          Meaning of ceasing employment

A Participant shall not be treated for the purposes of this Rule 6 as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member.  Any Participant who ceases to be such a director or employee before exercising an Option in circumstances where he retains a statutory right to return to work then he shall be treated as not having ceased to be such a director or employee until such time (if at all) as he ceases to have such a right to return to work while not acting as an employee or director.

7.                                TAKEOVERS AND OTHER CORPORATE EVENTS

7.1                          General offers

If any person (or any group of persons acting in concert):

(a)                                      obtains Control of the Company as a result of making a general offer to acquire shares in the Company; or

(b)                                     having obtained Control of the Company makes such an offer and such offer becomes unconditional in all respects the Committee shall within 7 days of becoming aware of that event notify every Participant of it and, subject to 5.3 (Restrictions on exercise), Rule 5.4 (Long stop date for exercise), Rule 6 (Leavers and deceased Participants) and Rule 7.5 (Internal reorganisations), any Option may be exercised within 1 month (or such longer period as the Committee may permit) of such notification, provided that or to the extent that the Performance Condition is satisfied on the occurrence of such an event and Rule 7.4 (Reduction in number of Shares or ADSs) shall apply.

7.2                          Compulsory acquisition, schemes of arrangement and winding up

In the event that:

(a)                                      any person becomes bound or entitled to acquire shares in the Company under sections 979 to 985 of the Companies Act 2006;

(b)                                     under section 899 of the Companies Act 2006 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies;

(c)                                      the Company passes a resolution for a voluntary winding up of the Company; or

(d)                                     an order is made for the compulsory winding up of the Company an Option may, subject to Rule 5.3 (Restrictions on exercise), Rule 5.4 (Long stop date for exercise), Rule 6 (Leavers and deceased Participants) and Rule 7.5 (Internal reorganisations), be exercised within 1 month of such event, provided that or to the extent that the Performance Condition is satisfied on the occurrence of such an event and Rule 7.4 (Reduction in number of Shares or ADSs) shall apply, but to the extent that the

Option is not exercised within that period, it shall (regardless of any other provision of the Plan) lapse at the end of that period.

7.3                          Demerger and similar events

If a demerger, special dividend or other similar event (the “Relevant Event”) is proposed which, in the opinion of the Committee, would affect the market price of Shares to a material extent, then the Committee may, at its discretion and acting fairly and reasonably, decide that the following provisions will apply:

(a)                                      the Committee shall, as soon as reasonably practicable after deciding to apply these provisions, notify a Participant that, subject to Rule 5.2 (Performance Condition), Rule 5.3 (Restrictions on exercise), Rule 5.4 (Long stop date for exercise) and Rule 6 (Leavers and deceased Participants), his Option may be exercised on such terms as the Committee may determine and during such period preceding the Relevant Event or on the Relevant Event as the Committee may determine provided that or to the extent that the Performance Condition is satisfied on the occurrence of such a Relevant Event and Rule 7.4 (Reduction in number of Shares or ADSs) shall apply, but to the extent that the Option is not exercised within that period, it shall (regardless of any other provision of the Plan) lapse at the end of that period; and

(b)                                     if an Option is exercised in advance of and conditional upon the Relevant Event and such event does not occur then the conditional exercise shall not be effective and the Option shall continue to subsist.

7.4                          Corporate events:  reduction in number of Shares or ADSs

Where, under any of the Rules 7.1 to 7.3 (Corporate events), an Option would (subject to the satisfaction of any Performance Condition) become exercisable before the end of the full period over which performance would otherwise be measured under the Performance Condition then the number of Shares or ADSs over which the Option becomes exercisable shall be determined by the Committee by:

(i)                                         applying the Performance Condition and any other term specified by the Committee on the Grant Date; and

(ii)                                      if the Committee, acting fairly and reasonably, decides the number of Shares or ADSs shall be reduced pro rata to reflect any unexpired part of the period of 3 years after the Grant Date (or such shorter period set by the Committee under Rule 5.1)

If an Option becomes exercisable under any of Rules 7.1 to 7.3 when the holder of that Option has ceased to be a director or employee of a Group Member, then the number of Shares or ADSs over which the Option becomes exercisable shall be determined under Rule 6.1, 6.2 or 6.3 (whichever is relevant) in precedence over this Rule.

7.5                          Internal reorganisations

In the event that:

(a)                                      an offer (as referred to in Rule 7.1 (General offers)) is made or a compromise or arrangement (as referred to in Rule 7.2(b) (Schemes of arrangement)) is proposed which is expected to result in the Company becoming controlled by a new company (the “New Company”);

(b)                                     at least 75% of the shares in the New Company will be held by substantially the same persons who immediately before the offer or proposal was made were shareholders in the Company; and

(c)                                      the Committee and the New Company agree that this Rule should apply then an Option granted under Part B of the Plan (the “Original Option”) shall not become exercisable under Rule 7.1 (General offers) or Rule 7.2 (Compulsory acquisition, schemes of arrangement and winding up) but shall be automatically surrendered in consideration for the grant of a new Option which the Committee determines is equivalent to the Original Option it replaces except that it will be over shares in the New Company or some other company.

The Rules will apply to any new Option granted under this Rule 7.5 as if references to Shares or ADSs were references to shares over which the new Option is granted and references to the Company were references to the company whose shares are subject to the new Option.

8.                                ADJUSTMENT OF OPTIONS

8.1                          General rule

In the event of:

(a)                                      any variation of the share capital of the Company; or

(b)                                     a demerger, special dividend or other similar event which affects the market price of Shares or ADSs to a material extent the Committee may make such adjustment as it considers appropriate under Rule 8.2 (Method of adjustment).

8.2                          Method of adjustment

An adjustment made under this Rule shall be to one or more of the following:

(a)                                      the number of Shares in respect of which any Option may be exercised;

(b)                                     the number of ADSs in respect of which an Option may be exercised;

(c)                                      subject to Rule 8.3 (Adjustment below nominal value), the price at which Shares or ADSs may be acquired by the exercise of any Option; and

(d)                                     where any Option has been exercised but no Shares or ADSs have been allotted or transferred after such exercise, the number of Shares or ADSs which may be so allotted or transferred and the price at which they may be acquired.

8.3                          Adjustment below nominal value

An adjustment under Rule 8.2 (Method of adjustment) may reduce the price at which Shares may be subscribed for on the exercise of an Option to less than their nominal value, but only if and to the extent that the Committee is authorised:

(a)                                      to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised and which are to be allotted after such exercise exceeds the price at which the Shares may be subscribed for; and

(b)                                     to apply that sum in paying up such amount on such Shares

so that on exercise of any Option in respect of which such a reduction shall have been made the Committee shall capitalise that sum (if any) and apply it in paying up that amount.

9.                                ALTERATIONS

9.1                          General rule

Except as described in Rule 9.2 (Shareholder approval) and Rule 9.4 (Alterations to disadvantage of Participants), the Committee may at any time alter the Plan or the terms of any Option granted under it.

9.2                          Shareholder approval

Except as described in Rule 9.3 (Exceptions to shareholder approval), no alteration to the advantage of an individual to whom an Option has been or may be granted shall be made under Rule 9.1 (General rule on alterations) to the provisions concerning:

(a)                                      eligibility;

(b)                                     the individual limits on participation;

(c)                                      the overall limits on the issue of Shares or the transfer of treasury Shares;

(d)                                     the basis for determining a Participant’s entitlement to, and the terms of, Shares or ADSs or cash provided under the Plan;

(e)                                      the adjustments that may be made in the event of any variation of capital; and

(f)                                        the terms of this Rule 9.2

without the prior approval by ordinary resolution of the members of the Company in general meeting.

9.3                          Exceptions to shareholder approval

Rule 9.2 (Shareholder approval) shall not apply to:

(a)                                      any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member; or

(b)                                     any alteration relating to a Performance Condition made under Rule 9.5.

9.4                          Alterations to disadvantage of Participants

No alteration to the material disadvantage of any Participant (other than to any Performance Condition) shall be made under Rule 9.1 unless:

(a)                                      the Committee shall have invited every relevant Participant to indicate whether or not he approves the alteration; and

(b)                                     the alteration is approved by a majority of those Participants who have given such an indication.

9.5                          Alterations to a Performance Condition

The Committee may amend any Performance Condition without prior shareholder approval if:

(a)                                      any circumstance has arisen which causes the Committee reasonably to consider that it would be appropriate to amend the Performance Condition;

(b)                                     the altered Performance Condition will, in the reasonable opinion of the Committee, be not materially less difficult to satisfy than the unaltered Performance Condition would have been but for the circumstance in question; and

(c)                                      the Committee shall act fairly and reasonably in making the alteration.

10.                          MISCELLANEOUS

10.1                    Employment

The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in the Plan or any right which he may have to participate in it.  An individual who participates in the Plan waives any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever (and regardless of whether such termination is lawful or unlawful) insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option as a result of such termination.  Participation in the Plan shall not confer a right to continued employment upon any individual who participates in it.  The grant of any Option does not imply that any further Options will be granted nor that a Participant has any right to be granted any further Options.

10.2                    Disputes

In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or relating to the Plan, the decision of the Committee shall be final and binding upon all persons.

The exercise of any power or discretion by the Committee shall not be open to question by any person and a Participant or former Participant shall have no rights in relation to the exercise of or omission to exercise any such power or discretion.

10.3                    Notices

Any notice or other communication under or in connection with the Plan may be given:

(a)                                      by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment; or

(b)                                     in an electronic communication to their usual business address or such other address for the time being notified for that purpose to the person giving the notice; or

(c)                                      by such other method as the Committee determines.

10.4                    Third parties

No third party has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan.

10.5                    Benefits not pensionable

Benefits provided under the Plan shall not be pensionable.

10.6                    Data Protection

Each Participant consents to the collection, processing and transfer of his personal data for any purpose relating to the operation of the Plan.  This includes:

(a)                                      providing personal data to any Group Member and any third party such as trustees of any employee benefit trust, administrators of the Plan, registrars, brokers and any of their respective agents;

(b)                                     processing of personal data by any such Group Member or third party;

(c)                                      transferring personal data to a country outside the European Economic Area (including a country which does not have data protection laws equivalent to those prevailing in the European Economic Area); and

(d)                                     providing personal data to potential purchasers of the Company, the Participant’s employer or the business in which the Participant works.

10.7                    Governing law

The Plan and all Options shall be governed by and construed in accordance with the law of England and Wales and the Courts of England and Wales have exclusive jurisdiction to hear any dispute.

11.                          INCENTIVE STOCK OPTIONS

11.1                    Definitions

In this Rule:

“Incentive Stock Option” means an Option as defined in and satisfying the requirements of section 422 of the Code;

“Code” means the United States Internal Revenue Code of 1986 (as amended);

“Market Value” at any date means the fair market value of the number of ADSs on that date, as reasonably determined by the Committee, provided that if on such date the ADSs are listed on the New York Stock Exchange, the fair market value shall be not less than the closing price of such ADSs on the Grant Date;

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

11.2                    Grant of Incentive Stock Option

The Committee may grant an Incentive Stock Option over ADSs to any US Participant upon the terms set out in the Plan and subject to the additional terms and conditions in this Rule provided that the US Participant is an employee of:

(a)                                      the Company; or

(b)                                     a “subsidiary corporation” (as defined in section 424(f) of the Code) with respect to the Company; or

(c)                                      a “parent corporation” (as defined in section 424(e) of the Code) with respect to the Company.

11.3                    Option price for Incentive Stock Option

(a)                                      Subject to Rule 11.4, the option price for an ADS subject to an Incentive Stock Option granted under this Rule may not be less than the Market Value of the ADS on the Grant Date.

(b)                                     A person who, within the meaning of section 422(b)(6) of the Code, is deemed to own shares in the Company possessing more than 10% of the total combined voting power of all classes of shares of the Company (or of its parent or subsidiary corporations within the meaning of section 424 of the Code) shall be eligible to receive an Incentive Stock Option only if the option price of an ADS is at least 110% of the Market Value of the ADS on the Grant Date and only if the term of the Option does not exceed 5 years.

11.4                    Individual Limit

(a)                                      The aggregate Market Value determined at the Grant Date of the number of ADSs with respect to which Incentive Stock Options first become exercisable by any US Participant in any calendar year under the Plan (or any other stock option required to be taken into account under section 422(d) of the Code) shall not exceed US $100,000.

(b)                                     To the extent that this US $100,000 limit is exceeded, an Incentive Stock Option will be treated as a Non-Qualified Stock Option.

(c)                                      Each Option that is intended to be granted as an Incentive Stock Option shall so indicate that, and to what extent, the Option is intended to be an Incentive Stock Option.

11.5                    Leavers

Section 421(a) of the Code will not apply to an Incentive Stock Option unless it is exercised no more than:

(a)                                      12 months after the date of termination of employment because of total and permanent disability or

(b)                                     3 months after the date of termination of employment for any reason other than that described in paragraph (a) and death.

11.6                    Other Dispositions

(a)                                      Section 421(a) of the Code will not apply to ADSs acquired upon exercise of Incentive Stock Options if such ADSs are disposed of in a disqualifying disposition within the meaning of section 422 of the Code by a US Participant within either 2 years from the Grant Date of such Option or 1 year from the transfer of the ADSs to satisfy such Option, or in any other disqualifying disposition within the meaning of section 422 of the Code.

(b)                                     If a disqualifying disposition occurs, the US Participant shall be required to notify the Company in writing as soon as practicable of the date and terms of the disposition and, if the Company (or any affiliate) has a tax withholding obligation, the US Participant shall pay to the Company (or affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

11.7                    Maximum Aggregate Number of Shares Underlying ADSs

The maximum aggregate number of Shares underlying the ADSs with respect to Incentive Stock Options which may be issued under the Plan is 50,000,000.

11.8                    Modifications

Any modification, extension or renewal of an Incentive Stock Option shall be subject to the terms of Treasury Regulation 1.424-1.

11.9                    Miscellaneous

Notwithstanding any other provisions of the Plan, the Company will not be required to issue or cause to be issued any ADSs if at such time such issuance would violate the United States Federal Securities laws or any other laws of the United States or any state of the United States.  In addition, the holder of any ADSs issued in connection with the Plan agrees not to sell or transfer such ADSs in violation of the United States Federal Securities laws or any other laws of the United States or any state of the United States.  The Company shall have the right in its sole discretion to modify the terms of the Plan at any time and from time to time as it deems necessary or appropriate to ensure or facilitate such compliance and to include appropriate legends on any Options or ADSs issued or caused to be issued in connection with the Plan.

SCHEDULE 1:  SHARE APPRECIATION RIGHTS

A Share Appreciation Right (“SAR”) may be granted under this Schedule to Part B of the Plan.  The Rules shall apply to a SAR as if it were an Option, except as set out in this Schedule.  Where there is any conflict between the Rules and this Schedule, the terms of this Schedule shall prevail.

1.                                 Before the grant of a SAR, the Committee shall determine a “base price” for each Share or ADS under the SAR.  The base price shall be subject to the same restrictions as an option price set out in Rule 3.5 of Part B of the Plan.  There shall be no amount payable on the exercise of a SAR.

2.                                 Subject to paragraph 7 below, within 30 days after a SAR has been exercised by a Participant, the Committee shall procure the transfer to him (or a nominee for him) or, if appropriate, allot to him (or a nominee for him) the number of Shares or ADSs which shall have an aggregate market value (as defined in paragraph 5 below) as near as possible equal to (but not exceeding) the notional gain (as defined in paragraph 4 below).

3.                                 The notional gain is the amount by which the aggregate market value of the number of Shares or ADSs in respect of which the SAR is exercised exceeds the aggregate base price (as calculated in accordance with paragraph 1 above) of that number of Shares or ADSs.

4.                                 For the purposes of this Schedule the market value of a Share or ADS is:

(a)                                      if Shares are quoted in the London Stock Exchange Daily Official List, the middle market quotation of a Share (as derived from that List) on the day before the day on which the SAR is exercised; or

(b)                                     if ADSs are quoted on the New York Stock Exchange, the closing price of the ADS on the New York Stock Exchange on the day before the day on which the SAR is exercised

(c)                                      where Shares are not so quoted, such value on the day on which the SAR is exercised as the Committee, acting fairly and reasonably, shall decide.

5.                                 Shares or ADSs may only be allotted to a Participant (or a nominee for him) who exercises his SAR to the extent that the Committee is authorised to capitalise from the reserves of the Company a sum equal to at least the aggregate nominal value of the Shares to be allotted to satisfy the exercise of the SAR and to apply that sum in paying up such amount on such Shares.

6.                                 If the Committee so decides, the whole or any part of the notional gain determined under paragraph 4 above shall, instead of being delivered to the Participant (or his nominee) in Shares or ADSs under paragraph 3 above, be paid in cash.

7.                                 Any payment of cash under paragraph 6 above will be subject to deduction of such amount (on account of tax and similar liabilities) as may be required by law or as the Committee may reasonably consider to be necessary or desirable.

SCHEDULE 2:  PERFORMANCE CONDITION

The first Options granted under the Plan after it is approved by shareholders will be subject to the Performance Condition set out below.  The Committee may set a different Performance Condition for subsequent Options.

All words and expressions defined in the Rules of the Plan shall have the same meanings when used in this Performance Condition.  Where there is any conflict between the Rules and this Performance Condition, the terms of this Performance Condition shall prevail.

1.                                Definitions

“EPS” means the basic earnings per share of the Company as reported to shareholders, adjusted to neutralise the impact of foreign exchange and on such other basis as deemed appropriate by the Committee(1);

“Financial Year” means a financial year of the Company within the meaning of section 390 of the Companies Act 2006;

“Performance Period” means the three consecutive Financial Years of which the first is the Financial Year in which the Grant Date falls.

2.                                Condition and vesting

(a)                                      The Performance Condition is that the Company’s average EPS growth over the Performance Period must be at least equal to 6% compound per annum (calculated by comparing EPS for the Financial Year ending immediately before the Performance Period starts with EPS for the last Financial Year in the Performance Period).

(b)                                     The percentage of an Option subject to the Performance Condition that will become exercisable upon the satisfaction of the Performance Condition is as follows:

Average EPS growth	% of Option exercisable
10% compound p.a. or more	100%
Between 6% and 10% compound p.a.	Pro rata between 30% and 100%
6% compound p.a.	30%
Less than 6% compound p.a.	0%

(1)     If the Committee makes adjustments to the method of calculating EPS, the Committee shall consider whether such adjustment should be reported in the Company's Remuneration Report for the Financial Year in which the adjustment is made.

3.                                Adjustments

The Committee may make such adjustments to the method of calculating EPS or any other feature of the terms of this Performance Condition as it considers appropriate to take account of:

(a)                                      any increase or variation of the share capital of the Company;

(b)                                     any change to accounting standards;

(c)                                      there being no EPS of the Company for any relevant Financial Year; or

(d)                                     any other factors considered by the Committee to be relevant.

4.                                Leavers and Deceased Participants

If the Participant ceases to be a director or employee of a Group Member as described in Rules 6.1, 6.2 and 6.4 of Part A of the Plan or in Rules 6.1 to 6.3 of Part B of the Plan in circumstances where his Option is exercisable before the end of the original Performance Period, the Committee will determine the extent to which the Performance Condition has been satisfied (if at all) up to the date of cessation as follows:

(a)                                      if the date of cessation occurs before the end of the first Financial Year of the Performance Period, the Committee shall determine the extent to which the Performance Condition has been satisfied on such reasonable basis as it may decide;

(b)                                     if the relevant event occurs after the end of the first Financial Year in the Performance Period, the Company’s compound EPS growth shall be calculated on the basis of the most recently completed Financial Year of the Company.

5.                                Takeovers and other corporate events

If an event as described in Rule 7 of the Plan occurs, the Performance Period shall end on the date of that event and the Committee shall determine the extent to which the Performance Condition has been satisfied (if at all) up to the date of the relevant event as follows:

(a)                                      if the relevant event occurs before the end of the first Financial Year of the Performance Period, the Committee shall determine the extent to which the Performance Condition has been satisfied on such reasonable basis as it may decide;

(b)                                     if the relevant event occurs after the end of the first Financial Year in the Performance Period, the Company’s compound EPS growth shall be calculated on the basis of the most recently completed Financial Year of the Company.

6.                                Disputes

The calculations of the Committee shall not be open to question and, in the absence of fraud, the Committee shall be under no liability to any person by reason of those calculations or of anything done or omitted by them for the purposes of or in connection with those calculations.